Exhibit 1.1

December 8, 2014

CONFIDENTIAL

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

Attn: Randy E. Buffington, CEO

Dear Mr. Buffington:

This letter (the “Agreement”) constitutes the agreement between H.C. Wainwright & Co., LLC (“HCW” or the “Lead Placement Agent”), Canaccord Genuity Corp. (“Canaccord”, and Canaccord and HCW are collectively referred to herein as the “Placement Agents”) and Allied Nevada Gold Corp., a Delaware corporation (the “Company”), that HCW shall serve as the exclusive sole lead placement agent for the Company in the United States and Canaccord shall serve as placement agent for the Company in the Qualifying Jurisdictions of Canada (as defined in Section 3), on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of registered securities (the “Securities”) of the Company, including shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock. The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agents would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement, the warrants and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Placement Agents shall be a third party beneficiary of any representations, warranties, covenants and closing conditions made by the Company in any Transaction Documents, including representations, warranties, covenants and closing conditions made to any investor in a Placement. The Company expressly acknowledges and agrees that each Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by either Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company. HCW, and Canaccord with the prior consent of HCW, may retain other brokers, dealers, agents or underwriters on its behalf in connection with the Placement; provided, any such agents shall be at no additional cost to the Company. Canaccord Genuity Corp. shall sign the Canadian Preliminary Prospectus and Canadian Final Prospectus (each as hereinafter defined).

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

SECTION 1. COMPENSATION AND OTHER FEES.

As compensation for the services provided by the Placement Agents hereunder, the Company agrees to pay to the Placement Agents:

(A) Fees. The fees set forth below with respect to the Placement:

1. A cash fee payable immediately upon the closing of the Placement and equal to 5% of the aggregate gross proceeds raised in the Placement. Canaccord Genuity Corp. shall receive 25% of this cash fee payable, after deduction of any otherwise unreimbursed out of pocket expenses of HCW, and a 5% step-up to HCW.

2. Additionally, HCW shall receive a cash fee equal to 4%, payable within three business days of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the warrants sold in the Placement, if such warrants are exercised within two years of the Closing Date of the Placement.

3. Provided the Placement is completed, HCW shall be entitled to a cash fee equal to 5% of the gross proceeds in connection with any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors listed on Schedule A hereto, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement.

(B) Expenses. The Company also agrees to reimburse (i) HCW on a non-accountable basis, in an amount equal to $50,000 to cover expenses associated with the Placement plus (ii) 100% of the actual and reasonable expenses incurred by Skadden, Arps, Slate, Meagher & Flom LLP and Bennett Jones LLP. Such reimbursement shall be payable immediately upon (but only in the event of) the closing of the Placement.

(C) Blue Sky. The Company shall pay for all fees and expenses of its Blue Sky counsel in connection with the clearance of the offering in all states where the Placement Agents (with the Company’s prior concurrence) proposes to make offers of the Securities.

SECTION 2. UNITED STATES REGISTRATION STATEMENT.

(A) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration File No.333-2000357) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on November 25, 2014, for the registration under the Securities Act of the Shares, warrants and shares of Common Stock underlying the warrants. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus supplement, or the latest amended preliminary prospectus supplement, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

(B) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(C) The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act in connection with this Placement has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act in connection with this Placement that was prepared by or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agents, prepare, use or refer to, any free writing prospectus.

(D) The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act and other than the offering material distributed in connection with the offering and sale of Securities in Canada set out in paragraph 3(c).

SECTION 3. CANADIAN BASE MJDS SHELF PROSPECTUS.

(A) The Company has filed with the applicable securities commissions or regulatory authority (the “Securities Commissions”) in each of the provinces of Canada other than the province of Québec (the “Qualifying Jurisdictions”) a (final) base MJDS shelf prospectus of the Company (the “Canadian Base Prospectus”), dated November 28, 2014, in accordance with the multi-jurisdictional disclosure system (the “MJDS”) as described in National Instrument 71-101—

The Multijurisdictional Disclosure System (“NI 71-101”) and the applicable securities laws of each of the Qualifying Jurisdictions (the “Canadian Securities Laws”) relating to the offer and sale of the Shares, warrants and shares of Common Stock underlying the warrants. The Company has obtained a receipt therefor issued by the Ontario Securities Commission on behalf of itself and on behalf of the other Securities Commissions pursuant to the system and procedures for prospectus filing and review (the “Passport System”) under Multilateral Instrument 11-102—Passport System and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions using the short form shelf prospectus distribution system as provided under the MJDS and National Instrument 44-102—Shelf Distributions (“NI 44-102”). At the time of such filing, the Company met the general eligibility requirements for use of a base shelf prospectus under National Instrument 44-101—Short Form Prospectus Distributions (“NI 44-101”) and NI 44-102. The Company meets the general eligibility requirements for use of a base shelf prospectus under NI 44-101 and NI 44-102 and the Company is eligible to make use of the MJDS for the distribution of the Shares, warrants and shares of Common Stock underlying the warrants in the Qualifying Jurisdictions. The Company will file with the Securities Commissions, a preliminary MJDS prospectus supplement (the “Canadian Preliminary Prospectus”) and a final MJDS prospectus Supplement (the “Canadian Final Prospectus” and together with the Canadian Preliminary Prospectus, the “Canadian Prospectus Supplements”) relating to the distribution of the Securities, to be filed in accordance with the Passport System, NI 44-101, NI 44-102 and NI 71-101 in the Qualifying Jurisdictions.

Any reference in this Agreement to the Canadian Base Prospectus or the Canadian Prospectus Supplements shall be deemed to refer to and include those documents incorporated by reference into the Canadian Base Prospectus and the Canadian Prospectus Supplements, the Incorporated Documents and any other document prepared by the Company and filed with the Commission and/or the Securities Commissions after the date of this Agreement (collectively, the “Documents Incorporated by Reference”) and before the completion of the distribution of the Securities that is of a type that is required under Canadian Securities Laws and the applicable securities legislation in the United States, including without limitation, Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and any applicable state securities laws (the “U.S. Securities Laws” and together with the Canadian Securities Laws, the “Applicable Securities Laws”) to be incorporated by reference in the Canadian Base Prospectus and the Canadian Prospectus Supplements; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Canadian Base Prospectus or the Canadian Prospectus Supplements shall be deemed to refer to and include any amendment to the Canadian Base Prospectus or a Canadian Prospectus Supplement, any amended or supplemented Canadian Base Prospectus or Canadian Prospectus Supplement or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Company under Applicable Securities Laws after the date of this Agreement with the Commission or the Securities Commissions relating to the qualification for distribution of, inter alia, the Securities (the “Supplementary Material”), or the issue date of the Canadian Base Prospectus or a Canadian Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Any reference in this Agreement to Canadian Securities Laws shall be deemed to refer to and include the respective rules and regulations under the applicable securities laws of each of the Qualifying Jurisdictions together with applicable published instruments, notices and orders of the Securities Commissions. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,”

“described,” “referenced,” “set forth” or “stated” in the Canadian Base Prospectus or the Canadian Prospectus Supplements (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Canadian Base Prospectus or the Canadian Prospectus Supplements, as the case may be. No order suspending the distribution of the Securities has been issued by the Securities Commissions and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Securities Commission, and any request on the part of any Securities Commission for additional information has been complied with.

(B) In this paragraph, except for information relating solely to the Placement Agents and furnished by them in writing specifically for use therein: the Canadian Base Prospectus conforms and the Canadian Prospectus Supplements, each as of its respective date, will conform in all material respects with the applicable requirements of Canadian Securities Laws. The Canadian Base Prospectus and any amendment thereto, at the time of filing, complied in all material respects with applicable Canadian Securities Laws and did not and, as amended or supplemented, if applicable, will not, as of their respective dates, contain any misrepresentation (as defined under Canadian Securities Laws) or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Canadian Prospectus Supplements and any amendment thereto, each as of its respective date, and as of the Closing Date, will not contain any misrepresentation (as defined under Canadian Securities Laws) or any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Canadian Base Prospectus and the Canadian Prospectus Supplements, each as of its respective date, and as of the Closing Date, constitute or will constitute, full, true and plain disclosure of all material facts relating to the Securities and the Company. Each document filed or to be filed with the Securities Commissions and incorporated by reference in the Canadian Base Prospectus and the Canadian Prospectus Supplements, when such documents were or are filed with the Securities Commissions, conformed or will conform when so filed in all material respects to the applicable requirements of Canadian Securities Laws, and none of such documents, as of their respective dates, contained or will contain any misrepresentation (as defined under Canadian Securities Laws) or any untrue statement of a material fact or omitted or will omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(C) The Company has delivered, or will as promptly as practicable deliver, without charge to the Placement Agents and counsel to the Placement Agents, signed copies of the Canadian Base Prospectus and copies of the Documents Incorporated by Reference as of the date of this Agreement. As soon as practicable and in any event no later than noon (local time at the place of delivery) on the business day following the date of filing of each Prospectus Supplement, the Company shall deliver to the Placement Agents commercial copies of the Canadian Prospectus Supplement, in such quantities and at such places as the Placement Agents reasonably request. As soon as they are available, the Company shall deliver copies of any Supplementary Material, signed as required by Applicable Securities Laws, and copies of any Documents Incorporated by Reference which have not yet been delivered to the Placement Agents. In addition, prior to the filing of the Canadian Final Prospectus, the Company shall deliver to the Placement Agents copies of all consents of experts required pursuant to applicable Canadian Securities Laws. Neither the Company nor any of its directors and officers has distributed and none of them will distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Securities in Canada other than the Canadian Base Prospectus and the Canadian Prospectus Supplements, copies of the Documents Incorporated by Reference therein and any other materials permitted by Canadian Securities Laws.

SECTION 4. OTHER MATTERS RELATED TO THE REGISTRATION STATEMENT AND THE CANADIAN BASE MJDS SHELF PROSPECTUS.

(A) The Company will promptly inform the Placement Agents during the period prior to the completion of the distribution of the Securities of the full particulars of:

(a)	any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, financial condition, capital of the Company, considered on a consolidated basis;

(b)	any change in any material fact or any misstatement of any material fact contained in the Registration Statement, the Base Prospectus, the Canadian Base Prospectus, the Prospectus Supplement, the Canadian Prospectus Supplements, the Time of Sale Prospectus and/or the free writing prospectus, as applicable, and any Supplementary Material;

(c)	the occurrence or discovery of any new material fact, change in any material fact or event which, in any such case, is, or may be, of such a nature as to:

(i)	render the Registration Statement, the Base Prospectus, the Canadian Base Prospectus, the Prospectus Supplement, the Canadian Prospectus Supplements, the Time of Sale Prospectus and/or the free writing prospectus, as applicable, or any Supplementary Material, as they exist taken together in their entirety immediately prior to such event or change or new material fact, misleading, untrue or false in any respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such event, change or material fact, containing a misrepresentation (as defined under Applicable Securities Laws);

(ii)	result in any of the Registration Statement, the Base Prospectus, the Canadian Base Prospectus, the Prospectus Supplement, the Canadian Prospectus Supplements, the Time of Sale Prospectus and/or the free writing prospectus, as applicable, Supplementary Material, as they exist taken together in their entirety immediately prior to such event, change or material fact, not complying with any Applicable Securities Laws;

(iii)	have a material effect on the market price or value of any of the Securities or constitute a material adverse effect (as defined under Canadian Securities Laws); or

(iv)	reasonably be expected to be material to a prospective purchaser of the Securities,

provided that if the Company is uncertain as to whether a material change, change in material fact, occurrence or event of the nature referred to in this section has occurred or been discovered, the Company shall promptly inform the Placement Agents of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Placement Agents as to whether the occurrence is of such nature.

(B) If the delivery of a prospectus is required at any time after the filing of the Canadian Final Prospectus and the Final Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Canadian Final Prospectus and the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such prospectuses are delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement, Canadian Base Prospectus, the Canadian Final Prospectus or the Final Prospectus or file a new registration statement or Canadian prospectus or supplement the prospectuses in order to comply with Applicable Securities Laws, the Company shall (i) promptly notify the Placement Agents, (ii) prepare and file with the Commission or the Securities Commissions, as applicable, an amendment or supplement, new registration statement or new Canadian prospectus to correct such misleading statement or omission, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective, or amendment to the Canadian Base Prospectus or Canadian Final Prospectus or new Canadian prospectus receipted, as applicable, as soon as practicable in order to avoid any disruption in use of the prospectuses, and (iv) furnish without charge to each Placement Agent and to any dealer in securities as many copies as the Placement Agents may from time to time reasonably request of such documents; provided that the Company shall have allowed the Placement Agents and the Placement Agents’ counsel to participate fully in the preparation of any such documentation and conduct all due diligence investigations which the Placement Agents may reasonably require in order to fulfill their obligations as placement agents and in order to enable the Placement Agents to responsibly execute any certificate required to be executed by them in, or in connection with, any such filings.

(C) The Company will cause any template versions of any marketing materials (as defined in National Instrument 41-101 – General Prospectus Requirements), as approved by the Company and the Placement Agents, to be filed with the Securities Commissions, in the manner contemplated by Canadian Securities Laws, not later than the day on which such marketing materials are first provided to a potential investor in connection with the offering. Any comparables (as defined in NI 41-101) and all disclosure relating to such comparables, shall be redacted from such marketing materials so filed.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Except as set forth under the corresponding section of the disclosure schedules which disclosure schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Placement Agents.

(A)	Organization and Qualification. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Schedule 3(A). Except as set forth on Schedule 3(A), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(B)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the “Required Approvals” (as defined in subsection 3(D) below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(C)	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, state and provincial securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(D)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any Trading Market) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable federal, state and provincial securities laws (collectively, the “Required Approvals”).

(E)

Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents. The issuance by the Company of the Securities has been registered under the Securities Act and all of the Securities are freely transferable and tradable by the Purchasers without restriction (other than any restrictions arising solely from an act or omission of a Purchaser). The Securities will be issued pursuant to the Registration

Statement. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder. Upon receipt of the Securities, the Purchasers will have good and marketable title to such Securities and the Common Stock will be freely tradable on the NYSE MKT and TSX upon listing.

(F)	Capitalization. The authorized capital of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, US$0.001 par value per share. As of November 30, 2014, [•] shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all Applicable Securities Laws and in accordance with the Company’s organizational documents. Other than as disclosed in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the free writing prospectus and the Time of Sale Prospectus, as applicable (and other than pursuant to the Company’s security based incentive plans as disclosed in the Registration Statement and the Prospectus), no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company of any unissued shares or securities of the Company. Other than as disclosed in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the free writing prospectus and the Time of Sale Prospectus, as applicable, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company. The issue of the offered Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject.

(G)	SEC Reports; Financial Statements. The Incorporated Documents in each of the Time of Sale Prospectus and the Registration Statement, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Prospectus and the Registration Statement present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

(H)

Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or the Prospectus Supplement, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company stock option plans, including the 2007 Stock Option Plan, Performance and Incentive Pay Plan, Restricted Share Plan, Deferred Share Unit Plan and Deferred Phantom Unit Plan (collectively, the “Company Plans”). Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(H), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed 1 Trading Day prior to the date that this representation is made.

(I)	Litigation. Except as disclosed in the Prospectus Supplement or Schedule 3(I), there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, in the event of an adverse judgment, reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3(D) hereto, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, state or provincial securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or the Securities Commissions against the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Securities or any other securities of the Company has been issued by any regulatory authority in the United States or Canada and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Applicable Securities Laws or by any regulatory authority. The Company and its Subsidiaries are in compliance with all U.S. and Canadian federal, state, provincial and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(J)	Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect.

(K)	Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(L)	Regulatory Permits. Except as disclosed in the Prospectus Supplement and Schedule 3(L) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(M)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner and subject to the qualifications to be specified in the Prospectus Supplement under the heading “Use of Proceeds”.

(N)	Title to Assets. The Company and its subsidiaries are the legal and beneficial owners of and have good, valid and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property, including all interests in mining claims, concessions, mining leases, leases of occupation, exploitation or extraction rights, participating interests or other property interests or rights or similar rights and all licenses, sub-licenses, certificates, permits, claims and instruments that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all Liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) that secure the Existing Indebtedness. The Company does not own or control, directly or indirectly any other fee interest in real property, other than the real property listed in Schedule 3(N) to this Agreement.

(O)	Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(P)	Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate subscription amount under the Transaction Documents. To the best knowledge of the Company, such insurance contracts and policies are accurate and complete.

(Q)	Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner in each case in excess of $120,000, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option and other equity award agreements under any of the Company Plans.

(R)	Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of the Closing Date of the Placement.

(S)	Certain Fees. Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(T)	Trading Market Rules. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE MKT and/or the TSX.

(U)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(V)	Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(W)	Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(X)	Application of Takeover Protections. Provided that no Purchaser beneficially owns more than 9.9% of the outstanding shares of Common Stock, as determined under Rule 13d-3 of the Exchange Act and assuming the effective operation of the restrictions upon exercise set forth in Section 2(e) of the warrant, following the purchase of Securities under this Agreement (and for the avoidance of doubt such calculation shall include any shares beneficially owned by such Purchaser and its affiliates prior to the transactions contemplated under this Agreement), then no action shall be required of the Company and the Board of Directors to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(Y)

Solvency. On and immediately after the Closing Date, the Company and its Subsidiaries, on a consolidated basis (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Prospectus and the Prospectus Supplement) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus Supplement, the Company and its Subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would reasonably be expected to result in a judgment that such entity is or would become unable to satisfy. Except with respect to a repayment in full of amounts outstanding on the maturity date (together with accrued and unpaid interest and fees) under the Third Amended and Restated Credit Agreement, dated May 8, 2014 (the “Revolver”), among the Company and The Bank of Nova Scotia as Lead Arranger, Bookrunner and Administrative Agent, and The Bank of Nova Scotia and Wells Fargo Bank, National Association as Co-Collateral Agents (collectively, the “Lenders”), the Company is not aware of, and has not been given any written notice by the Lenders of, any circumstance in which a repayment of amounts owing by the Company under the Revolver would result in the amount of the Revolver being permanently reduced with respect to the amount of such repayment.

(Z)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(AA)	Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or Canada’s Corruption of Public Foreign Officials Act.

(BB)	Accountants. The Company’s accountants are named in the Prospectus Supplement. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s next Annual Report on Form 10-K, are a registered public accounting firm as required by the Securities Act.

(CC)	Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(DD)	Approvals. Other than approval of the listing application on the NYSE MKT and TSX, the issuance and listing on the NYSE MKT and TSX of the Shares and shares underlying the warrants requires no further approvals, including but not limited to, the approval of stockholders.

(EE)	FINRA Affiliations. Except as set forth on Schedule B(DD) hereto, there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Registration Statement.

SECTION 6. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 7. ENGAGEMENT TERM. The Placement Agents’ engagement hereunder will be for the period ending the close of business (New York time) on December 15, 2014. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof, will survive any expiration or termination of this Agreement. The Placement Agents each agree not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement. The Placement Agents covenant and agree with the Company that in connection with the marketing of the offering, and in support of the listing applications to be made to the NYSE MKT and TSX, the Placement Agents will contact, together in aggregate, at least 200 potential investors, including retail investors. Each of the Placement Agents covenants and agrees with the Company that it shall, notify the Company when, in the Placement Agent’s opinion, the Placement Agent, together with such other investment dealers and brokers, have ceased distribution of the Securities, and provide a breakdown of the number of Securities distributed: (i) in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to Securities Commissions; and (ii) in any other jurisdictions. Each of the Placement Agents, represents and warrants to the Company, severally, and not jointly, on its behalf and on behalf of any of its U.S. affiliates, and acknowledges that the Company is relying upon such representations and warranties in entering into this Agreement, that (i) it is, and will remain so until the completion of the offering, appropriately registered under Applicable Securities Laws, as applicable, so as to permit it to lawfully fulfill its obligations hereunder, and (ii) it will sell the Securities in accordance with Applicable Securities Laws and the laws of any other jurisdictions in which the Securities are offered and sold under the offering.

SECTION 8. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by either Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the applicable Placement Agent’s prior written consent.

SECTION 9. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that neither Placement Agent is, and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of either Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 10. CLOSING. The obligations of the Placement Agents and the Purchasers, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the additional terms and conditions listed below. Other than with respect to paragraphs D(1) and D(2) below, where the context permits, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus, and the Prospectus Supplement shall include the Canadian Base Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus.

(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents.

(B) The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D) (1) Legal Opinion of United States Counsel. The Placement Agents receiving, at the Time of Closing, favorable legal opinions addressed to the Placement Agents, in form and substance satisfactory to the Placement Agents, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of the Closing Date, from the Company’s United States counsel, Neal, Gerber & Eisenberg LLP (which counsel may rely on, to the extent appropriate in the circumstances, as to matters of fact, certificates of officers, public officials or of the auditors or transfer agents of the Company), to the effect set forth below.

(a)	the Company has been duly incorporated and is good standing under the laws of State of Delaware and has all requisite corporate power and authority to carry on its business as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement;

(b)	as of the Closing Date, a specified number of Common Shares and no shares of preferred stock, US$0.001 par value, were issued and outstanding. The outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the Company has all necessary corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder;

(c)	the Company has all necessary corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder;

(d)	this Agreement and the warrants have each been duly authorized, executed and delivered by the Company;

(e)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Registration Statement, the Prospectus Supplement and the filing thereof with the Commission;

(f)	all necessary corporate action has been taken by the Company to authorize the issuance, sale and delivery of the Shares, the warrants, the warrant shares;

(g)	the Shares have been duly authorized to be validly issued as fully-paid and non-assessable shares of Common Stock of the Company and, upon receipt of payment in full therefor and the issuance thereof, the Shares and warrant shares will have been validly issued as fully paid and non-assessable shares of Common Stock of the Company;

(h)	the warrant shares have been allotted and reserved for issuance by the Company;

(i)	the warrants have been authorized and issued pursuant to its terms, and have been authorized, executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction;

(j)	the form of the certificate used to evidence the Shares and warrant shares upon issuance has been approved by the directors of the Company and complies with all applicable requirements of the Company’s certificate of incorporation and by-laws and the General Corporation Law of the State of Delaware (“DGCL”);

(k)	the execution and delivery of this Agreement and the warrants and the consummation of the transactions contemplated by this Agreement and the warrants, including the issuance and sale of the offered Securities, will not (i) conflict with the certificate of incorporation and by-laws of the Company, (ii) constitute a violation of, or a breach or default under, any indenture, mortgage, note, contract, agreement, instrument, lease or other document set forth in Schedule A to such counsel’s opinion, or (iii) violate or conflict with, or result in the contravention of, (A) the DGCL and those federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement, or (B) any court or administrative order to which the Company is a named party and known to such counsel;

(l)	(A) the Registration Statement is effective under the Securities Act, and (B) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC;

(m)	the Registration Statement at the time of its most recent effective date, and the final Prospectus Supplement, as of its date, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and Rules and Regulations promulgated by the Commission (other than the financial statements and other financial information, statistical data and reserve and mineralized material estimates contained or incorporated by reference therein and the information included in or derived from reports of, or attributed to, persons named in the final Prospectus Supplement under the heading “Interest of Experts”, as to which such counsel need express no opinion);

(n)	to such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their property is subject that are required to be disclosed in the final Prospectus pursuant to Item 103 of Regulation S-K of the rules and regulations promulgated by the Commission that are not so disclosed;

(o)	the statements in the Prospectus under the heading “Description of Securities”, insofar as such statements purport to summarize certain provisions of the Common Shares, fairly summarize such provisions in all material respects;

(p)	although the discussion set forth in the final Prospectus Supplement under the caption “Certain U.S. Federal Income Tax Considerations” does not address all possible United States federal income tax consequences of the acquisition, ownership and disposition of the shares of Common Stock by holders who acquire shares of Common Stock pursuant to the offering, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations that are anticipated to be material to such holders, subject to the qualifications and limitations set forth therein;

(q)	the Company is not and, after giving effect to the offering of the Shares and warrants discussed herein and the application of the proceeds thereof as described in the Prospectus and Prospectus Supplement, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(r)	no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) is required under any Applicable Law for the issuance or sale of the Shares and warrants or the performance by the Company of its obligations under this Agreement or the warrants (other than the filing of one or more additional prospectus supplements or registration statements to maintain the registration of offers and sales of the warrant Shares under the Securities Act). For purposes hereof, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the United States of America, and the term “Applicable Law” means the DGCL and the federal law of the United States of America (including the rules or regulations promulgated thereunder or pursuant thereto) that a lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the agreements related to the offering of the Shares and warrants. Without limiting the generality of the foregoing definition of Applicable Law, the term “Applicable Law” does not include any law, rule or regulation that is applicable to the Company or the agreements related to the offering of the Common Stock solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the agreements related to the Shares and warrants or any of its affiliates due to the specific assets or business of such party or such affiliate;

(s)	no stamp, registration or similar taxes or public charges are payable in the State of Delaware in respect of this Agreement by the Company.

(2) 10b-5 Statement of United States Counsel for the Company. At the Time of Closing, the Placement Agents shall have received a Rule 10b-5 negative assurance statement, dated as of the Time of Closing, of Neal, Gerber & Eisenberg LLP, United States counsel for the Company, to the effect that such counsel has participated in the preparation of the Registration Statement and the final Prospectus Supplement and in conferences with officers and other representatives of the Company, Canadian counsel for the Company, representatives of the independent accountants for the Company, counsel for the Placement Agents and representatives of the Placement Agents at which the contents of the Registration Statement and the final Prospectus Supplement and related matters were discussed and although such counsel has not independently verified, and is not passing upon and does not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the final Prospectus Supplement, on the basis of such participation, no facts have come to such counsel’s attention which have caused such counsel to believe that (i) the Registration Statement at the time of its most recent effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the final Prospectus Supplement, as of the date of the final Prospectus Supplement and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the amended preliminary Prospectus Supplement, as of the time of sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, other than the financial statements and other financial information, statistical data and reserve and mineralized material contained or incorporated by reference therein, and the information included in or derived from reports of, or attributed to, persons named in the final Prospectus Supplement under the heading “Interest of Experts”, included or incorporated by reference therein, as to which such counsel need express no belief.

(D) Legal Opinion of Canadian Counsel. The Placement Agents receiving, at the Time of Closing, a favorable legal opinion addressed to the Placement Agents, in form and substance satisfactory to the Placement Agents, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of the Closing Date, from the Company’s Canadian counsel, Cassels Brock & Blackwell LLP (which counsel may deliver or rely on, to the extent appropriate in the circumstances, opinions of local counsel or arrange for separate opinions of local counsel and, as to matters of fact, may rely on certificates of officers, public officials or of the auditors or transfer agents of the Company), to the effect set forth below and to such other matters as the Placement Agents may reasonably request, including without limitation that:

(a)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions have been obtained by the Company to qualify the distribution to the public of the shares and warrants in each of the Qualifying Jurisdictions through persons who are registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws; and

(b)	the statements set forth in the Canadian Final Prospectus under the caption “Certain Canadian Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein.

(E) Title Opinion. The Placement Agents shall have received at the Time of Closing on the Closing Date favourable legal opinions addressed to the Placement Agents, in form and substance satisfactory to the Placement Agents, acting reasonably, dated as of the Closing Date, from counsel to Company (which counsel in turn may rely, as to matters of fact, on certificates of public officials (as appropriate)) with respect to title and mineral rights to the Hycroft Mine.

(F) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus Supplement or the Base Prospectus and (ii) since such date there shall not have been any change in the capital stock or long term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole otherwise than as set forth in or contemplated by the Prospectus Supplement or the Base Prospectus the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(G) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares and shares underlying the warrants shall be listed and admitted and authorized for trading on the NYSE MKT and TSX, and satisfactory evidence of such actions shall have been provided to the Placement Agents. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE MKT and TSX, nor has the Company received any information suggesting that the Commission or the NYSE MKT or TSX is contemplating terminating such registration or listing.

(H) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market, the NYSE MKT or the TSX or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal, state or provincial authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, (iii) the United States or Canada shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or Canada, or there shall have been a declaration of a national emergency or war by the United States or Canada, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States, Canada or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(I) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal, state or provincial court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(J) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(K) The Company shall have entered into stock purchase agreements with each of the Purchasers in the United States and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers in the United States. In respect of such Placement, the Company and HCW shall enter into an escrow agreement with a third party escrow agent pursuant to which HCW’s compensation shall be paid from the gross proceeds of the Securities sold. The Company shall bear the cost of the escrow agent.

(L) Neither the TSX nor FINRA shall have raised an objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agents, make, or authorize Placement Agents’ counsel to make, on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(M) Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request, including, without limitation, a “cold comfort” letter from the Company’s independent auditors.

All letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

SECTION 11. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 12. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agents and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable for a period of two years. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. Where a provision of this Agreement provides for the consent, approval or other action by the Placement Agents, the action of HCW acting alone shall be sufficient, except as to matters pertaining to the Placement in Canada, as to which the action of Canaccord acting alone shall be sufficient.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to HCW and to Canaccord the enclosed copy of this Agreement.

Very truly yours, H.C. WAINWRIGHT & CO., LLC

By:	/s/ Craig M. Schwabe
Name:	Craig M. Schwabe
Title:	Managing Director

Address for notice:
430 Park Avenue
New York, New York 10022
notices@hcwco.com
Attention: Head of Investment Banking

CANACCORD GENUITY CORP.

By:	/s/ Gunnar Eggertson
Name:	Gunnar Eggertson
Title:	Managing Director

Address for notice:

Email:
Attention:

Accepted and Agreed to as of the date first written above: ALLIED NEVADA GOLD CORP.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Executive Vice President & CFO

Address for notice:

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ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of H.C. Wainwright& Co., LLC (“HCW”) and Canaccord Genuity Corp. (“Canaccord” and together with HCW, the “Placement Agents”) by Allied Nevada Gold Corp. (the “Company”) pursuant to a letter agreement dated December         , 2014, between the Company, HCW and Canaccord, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1. To the extent permitted by law, the Company will indemnify the Placement Agents and their respective affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to and arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from such Placement Agent’s unlawful misconduct, acts of fraud, illegal acts, or gross negligence in performing the services described herein.

2. Promptly after receipt by either Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which such Placement Agent is entitled to indemnity hereunder, such Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the applicable Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, either Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for such Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the applicable Placement Agent, which will not be unreasonably withheld.

3. The Company agrees to notify each Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to the Placement Agents, or either of them, or insufficient to hold the Placement Agents harmless other than by reason of the facts or events set forth in the last sentence of paragraph 1 above, then the Company shall contribute to the amount paid or payable by such Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Placement Agent on the other, but also the relative fault of the Company on the one hand and such Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, neither Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by such Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses incurred by HCW).

5. These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

H.C. WAINWRIGHT& CO., LLC		CANACCORD GENUITY CORP.

By:	/s/ Craig M. Schwabe	By:	/s/ Gunnar Eggertson
	Name: Craig M. Schwabe		Name: Gunnar Eggertson
	Title: Managing Director		Title: Managing Director

Accepted and Agreed to as of the date first written above: Allied Nevada Gold Corp.

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Executive Vice President & CFO